Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
3545 Factoria Blvd. SE Sterling Plaza 2, 3rd Floor Bellevue, Washington 98006

CONTACTS:

	Daniel R. Wall	David A. Hackett	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3455	(206) 288-8794	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS THIRD QUARTER 2025 EPS OF $1.64

BELLEVUE, WASHINGTON - November 4, 2025, Expeditors International of Washington, Inc. (NYSE:EXPD) today announced third quarter 2025 financial results including the following comparisons to the same quarter of 2024:

•
Diluted Net Earnings Attributable to Shareholders per share (EPS1) increased 1% to $1.64
•
Net Earnings Attributable to Shareholders decreased (3)% to $222 million
•
Operating Income decreased (4)% to $288 million
•
Revenues decreased (4)% to $2.9 billion
•
Airfreight tonnage increased 4% and ocean container volume decreased (3)%
•
Cash returned to shareholders in the form of share repurchases was $212 million; $725 million has been returned to shareholders in the form of share repurchases and dividends so far in 2025

Daniel R. Wall, President and Chief Executive Officer, made the following comments:

“Despite the ongoing challenges in our marketplace due to geopolitical dynamics, as well as supply and demand shifts, we believe our culture of intense focus on the needs of our customers and our carrier partners provides an ideal platform to showcase the breadth of our global solutions. We also believe that while the freight environment remains unpredictable, our continued focus on fee-based services will help balance the performance of our overall product portfolio.”

Comparing Q3 2025 to Q3 2024

Airfreight services: “During the quarter we grew airfreight tonnage on exports, particularly from North and South Asia. We continued to expand our business in our strategic verticals, particularly in our leading areas of technology, pharmaceuticals, and aviation. We also continue to benefit from the significant investments being made by our technology customers in artificial intelligence infrastructure. With our long history of expertise in handling high-value technologies, we believe we are very well positioned to support our customers as they rapidly build out AI infrastructure around the globe.

“Previously tight air capacity eased during the quarter, after expiration of the de minimis exception for goods entering the U.S., which had prompted some shippers to accelerate orders earlier in the year in anticipation of higher tariffs. That extra capacity led to slightly lower sell and buy rates during the quarter.”

1Diluted earnings attributable to shareholders per share.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Ocean freight and ocean services: “Pricing volatility coupled with slightly lower volumes led to significantly lower revenues in the quarter for this business. In the first half of the year, U.S. importers accelerated shipments in advance of expected tariffs. Volumes declined in the third quarter, primarily related to retail customers and, as additional capacity came on-line, sell and buy rates declined substantially. Despite these market challenges, we remained disciplined and efficient while adjusting our ocean business for slower market growth, as we recognize that the ocean capacity/demand imbalance could continue for some time.”

Customs brokerage and other services: “All of our businesses within this category continued to generate strong growth. The products and services within this group tend to be more stable than our air and ocean businesses. Our customs brokerage business continues to deliver strong growth given the high demand for our services due to the dynamic trade environment. Our Transcon road freight and warehousing and distribution services also benefitted from strong AI infrastructure demand.”

Customs Brokerage in Focus

“Companywide, we continue to perform at a high level because of our uniquely talented and experienced people. I must, however, especially commend our customs brokerage group because of the extra intensity around tariffs. The increase in volume and complexity of entries continues to test our customs group. We are investing in and exploring ways to further enhance our productivity in this area, including enhancements from AI and other technology solutions. Due to the constantly evolving landscape, we will continuously invest in productivity tools for this business.”

David A. Hackett, Senior Vice President and Chief Financial Officer, also commented:

“We delivered consistent profitability across our portfolio of businesses in the quarter, especially given the volatility in the ocean market and tough comparisons to prior-year results. Our strong customer service culture and our unique compensation structure, which aligns executive compensation to both operating income and shareholder interests, allow us to deliver differentiated performance.

“We are focused on aligning our operating cost structure with a lower growth environment, while continuing to make strategic investments in high return areas to drive sustainable, profitable and capital efficient growth.”

Mr. Hackett noted that the Company repurchased $212 million in common stock during the third quarter and returned $725 million in the form of share repurchases and dividends for the year-to-date period.

Expeditors is a global logistics company headquartered in Bellevue, Washington. The Company employs trained professionals in 172 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding inflation; continued changes in air and ocean carrier capacity and the impact on rates; unpredictability in the ocean and air markets; the demand for our customs brokerage and other products; geopolitical uncertainty; national policy changes on tariffs and other similar measures; port actions and other labor disruptions; new capacity in the marketplace; longer ocean transit times; e-commerce demand in the air market; changing de minimis laws; and volatile rates. Future financial performance could differ materially because of factors such as: our focus on fee-based services to help balance the performance of our overall product portfolio; our ability to benefit from the significant investments being made by our technology customers in artificial intelligence infrastructure; the relative stability of our customs brokerage and other services businesses; the ability of our customs brokerage business to continue to deliver strong growth from high demand for our services; our ability to deliver differentiated performance because of our customer service culture and compensation model; our ability to align our operating cost structure with a lower growth environment; our ability to make investments in high return areas to drive sustainable, profitable and capital efficient growth; our ability to continue to process an increasing number of more complex customs clearances; our ability to find solutions to keep cargo moving for our customers during highly uncertain market conditions; the strength of our non-asset-based operating model; and our ability to remain a strong, healthy, unified and resilient organization. Geopolitical risks, port actions, other labor disruptions, tariffs, and the current uncertainty in the global economy could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform, and potential litigation and contingencies, including risks associated with tax audits, as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the Company’s most recent Form 10-Q. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

Expeditors International of Washington, Inc.

Third Quarter 2025 Earnings Release, November 4, 2025

Financial Summary for three and nine months ended September 30, 2025 and 2024 (Unaudited)

(in 000's of US dollars except share data)

	Three months ended September 30,			Nine months ended September 30,
	2025	2024	% Change	2025	2024	% Change
Revenues	$2,894,751	$3,000,131	(4)%	$8,213,055	$7,645,810	7%
Directly related cost of transportation and other expenses [1]	$1,939,657	$2,093,964	(7)%	$5,469,689	$5,166,652	6%
Salaries and other operating expenses [2]	$667,052	$604,643	10%	$1,941,730	$1,738,939	12%
Operating income	$288,042	$301,524	(4)%	$801,636	$740,219	8%
Net earnings attributable to shareholders	$222,256	$229,574	(3)%	$609,625	$574,195	6%
Diluted earnings attributable to shareholders per share	$1.64	$1.63	1%	$4.46	$4.04	10%
Basic earnings attributable to shareholders per share	$1.65	$1.63	1%	$4.47	$4.06	10%
Diluted weighted average shares outstanding	135,285	141,027		136,790	142,288
Basic weighted average shares outstanding	134,956	140,417		136,346	141,540

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

During the three and nine months ended September 30, 2025 we repurchased 1.8 million and 5.3 million shares of common stock at an average price of $119.65 and $116.10 per share. During the three and nine months ended September 30, 2024 we repurchased 1.2 million and 5.1 million shares of common stock at an average price of $118.47 and $119.21 per share.

	Employee Full-time Equivalents as of September 30,
	2025	2024
North America	7,404	6,920
Europe	4,193	3,838
North Asia	2,306	2,271
South Asia	1,996	1,776
Middle East, Africa and India	1,478	1,386
Latin America	891	780
Information Systems	1,483	1,303
Corporate	419	416
Total	20,170	18,690

	Third quarter year-over-year percentage increase (decrease) in:
2025	Airfreight kilos	Ocean freight FEU
July	6%	3%
August	3%	(4)%
September	2%	(6)%
Quarter	4%	(3)%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on November 7, 2025 will be considered in management's 8-K “Responses to Selected Questions.”

___________________________________

NOTE: See Disclaimer on Forward-Looking Statements in this release.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	September 30, 2025	December 31, 2024
Assets:
Current Assets:
Cash and cash equivalents	$1,190,167	$1,148,320
Accounts receivable, less allowance for credit loss of $7,797 at September 30, 2025 and $6,878 at December 31, 2024	2,045,284	1,997,840
Deferred contract costs	263,491	349,343
Other	175,605	164,272
Total current assets	3,674,547	3,659,775
Property and equipment, less accumulated depreciation and amortization of $647,057 at September 30, 2025 and $615,533 at December 31, 2024	465,006	449,404
Operating lease right-of-use assets	539,486	551,652
Goodwill	7,927	7,927
Deferred federal and state income taxes, net	77,499	70,671
Other assets, net	15,117	15,029
Total assets	$4,779,582	$4,754,458
Liabilities:
Current Liabilities:
Accounts payable	$1,146,062	$1,036,749
Accrued liabilities, primarily salaries and related costs	427,219	451,921
Contract liabilities	334,541	441,927
Current portion of operating lease liabilities	111,174	106,736
Federal, state and foreign income taxes payable	28,762	29,140
Total current liabilities	2,047,758	2,066,473
Noncurrent portion of operating lease liabilities	449,186	462,201
Shareholders’ Equity:
Common stock, par value $0.01 per share. Issued and outstanding: 134,019 shares at September 30, 2025 and 138,003 shares at December 31, 2024	1,340	1,380
Additional paid-in capital	—	—
Retained earnings	2,468,131	2,455,132
Accumulated other comprehensive loss	(189,069)	(233,500)
Total shareholders’ equity	2,280,402	2,223,012
Noncontrolling interest	2,236	2,772
Total equity	2,282,638	2,225,784
Total liabilities and equity	$4,779,582	$4,754,458

4-November-2025	Expeditors International of Washington, Inc.	Page 5 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenues:
Airfreight services	$1,020,258	$986,950	$2,873,805	$2,606,647
Ocean freight and ocean services	746,120	1,017,618	2,203,567	2,240,079
Customs brokerage and other services	1,128,373	995,563	3,135,683	2,799,084
Total revenues	2,894,751	3,000,131	8,213,055	7,645,810
Operating Expenses:
Airfreight services	766,783	740,356	2,113,679	1,923,115
Ocean freight and ocean services	542,304	783,827	1,599,680	1,675,931
Customs brokerage and other services	630,570	569,781	1,756,330	1,567,606
Salaries and related	490,437	450,308	1,419,710	1,289,901
Rent and occupancy	68,308	61,024	198,392	181,873
Depreciation and amortization	14,248	15,774	42,699	45,914
Selling and promotion	9,657	7,589	28,159	22,366
Other	84,402	69,948	252,770	198,885
Total operating expenses	2,606,709	2,698,607	7,411,419	6,905,591
Operating income	288,042	301,524	801,636	740,219
Other Income:
Interest income	8,491	9,917	26,858	36,699
Other, net	1,640	973	3,529	4,599
Other income, net	10,131	10,890	30,387	41,298
Earnings before income taxes	298,173	312,414	832,023	781,517
Income tax expense	75,095	82,488	220,927	206,040
Net earnings	223,078	229,926	611,096	575,477
Less net earnings attributable to the noncontrolling interest	822	352	1,471	1,282
Net earnings attributable to shareholders	$222,256	$229,574	$609,625	$574,195
Diluted earnings attributable to shareholders per share	$1.64	$1.63	$4.46	$4.04
Basic earnings attributable to shareholders per share	$1.65	$1.63	$4.47	$4.06
Weighted average diluted shares outstanding	135,285	141,027	136,790	142,288
Weighted average basic shares outstanding	134,956	140,417	136,346	141,540

4-November-2025	Expeditors International of Washington, Inc.	Page 6 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Operating Activities:
Net earnings	$223,078	$229,926	$611,096	$575,477
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses (recoveries) on accounts receivable	839	(582)	2,651	1,456
Deferred income tax benefit	(1,565)	(1,057)	(9,012)	(5,680)
Stock compensation expense	18,046	9,760	56,862	47,836
Depreciation and amortization	14,248	15,774	42,699	45,914
Other, net	1,616	162	8,381	4,032
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(37,828)	(301,167)	12,337	(647,794)
(Decrease) increase in accounts payable and accrued liabilities	(16,747)	107,535	26,719	402,818
Decrease (increase) in deferred contract costs	48,449	(30,657)	102,805	(216,977)
(Decrease) increase in contract liabilities	(53,358)	50,527	(125,685)	254,902
Increase in income taxes payable, net	21,740	20,331	7,412	13,163
Increase in other, net	(17,150)	(10,580)	(13,063)	(1,502)
Net cash from operating activities	201,368	89,972	723,202	473,645
Investing Activities:
Purchase of property and equipment	(11,098)	(12,291)	(40,125)	(30,415)
Other, net	924	(225)	1,104	(62)
Net cash from investing activities	(10,174)	(12,516)	(39,021)	(30,477)
Financing Activities:
Proceeds (payments) on borrowings on lines of credit, net	1,989	10,445	2,276	(5,538)
Proceeds from issuance of common stock	61,187	53,256	79,362	67,734
Repurchases of common stock	(212,294)	(140,031)	(620,764)	(602,855)
Dividends paid	—	—	(104,139)	(102,638)
Payments for taxes related to net share settlement of equity awards	—	—	(10,353)	(15,348)
Distribution to noncontrolling interest	(491)	—	(1,837)	—
Net cash from financing activities	(149,609)	(76,330)	(655,455)	(658,645)
Effect of exchange rate changes on cash and cash equivalents	(7,580)	20,194	13,121	(4,233)
Change in cash and cash equivalents	34,005	21,320	41,847	(219,710)
Cash and cash equivalents at beginning of period	1,156,162	1,271,853	1,148,320	1,512,883
Cash and cash equivalents at end of period	$1,190,167	$1,293,173	$1,190,167	$1,293,173
Taxes Paid:
Income taxes	$53,528	$63,046	$219,429	$196,649

4-November-2025	Expeditors International of Washington, Inc.	Page 7 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended September 30, 2025:
Revenues	$928,858	122,842	68,098	721,353	406,104	487,889	161,835	(2,228)	2,894,751
Directly related cost of transportation and other expenses[1]	$478,767	77,749	42,337	584,631	318,614	318,393	120,771	(1,605)	1,939,657
Salaries and related costs	$275,595	21,978	11,162	41,158	29,957	91,301	19,286	—	490,437
Other operating expenses[2]	$29,668	14,941	8,900	38,723	24,478	47,005	13,531	(631)	176,615
Operating income	$144,828	8,174	5,699	56,841	33,055	31,190	8,247	8	288,042
Identifiable assets at period end	$2,580,473	192,957	104,334	463,689	341,607	819,342	292,545	(15,365)	4,779,582
Capital expenditures	$5,619	253	240	812	1,172	1,312	1,690	—	11,098
Depreciation and amortization	$7,818	506	244	1,442	693	2,950	595	—	14,248
Equity	$1,513,585	53,799	41,622	205,772	133,471	264,690	164,295	(94,596)	2,282,638
For the three months ended September 30, 2024:
Revenues	$854,679	114,264	61,981	914,417	445,308	433,660	177,145	(1,323)	3,000,131
Directly related cost of transportation and other expenses[1]	$443,930	67,626	38,973	763,781	369,905	279,235	131,098	(584)	2,093,964
Salaries and related costs	$245,133	20,489	9,824	42,490	29,261	83,728	19,383	—	450,308
Other operating expenses[2]	$8,319	14,772	8,781	44,076	22,046	43,189	13,900	(748)	154,335
Operating income	$157,297	11,377	4,403	64,070	24,096	27,508	12,764	9	301,524
Identifiable assets at period end	$2,611,417	192,370	108,985	727,724	376,283	863,840	319,627	(29,329)	5,170,917
Capital expenditures	$9,299	198	101	296	839	1,548	10	—	12,291
Depreciation and amortization	$8,961	569	279	1,774	502	2,819	870	—	15,774
Equity	$1,628,893	35,825	42,670	221,519	124,387	182,515	164,665	(41,304)	2,359,170

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the nine months ended September 30, 2025:
Revenues	$2,660,632	347,455	197,391	2,053,146	1,130,212	1,360,396	470,165	(6,342)	8,213,055
Directly related cost of transportation and other expenses[1]	$1,385,038	218,370	119,717	1,646,538	877,464	883,987	342,862	(4,287)	5,469,689
Salaries and related costs	$799,702	61,775	32,630	118,205	86,596	261,763	59,039	—	1,419,710
Other operating expenses[2]	$84,075	46,495	28,559	113,289	75,880	132,242	43,574	(2,094)	522,020
Operating income	$391,817	20,815	16,485	175,114	90,272	82,404	24,690	39	801,636
Identifiable assets at period end	$2,580,473	192,957	104,334	463,689	341,607	819,342	292,545	(15,365)	4,779,582
Capital expenditures	$20,172	736	739	5,862	3,235	4,396	4,985	—	40,125
Depreciation and amortization	$24,652	1,502	748	3,674	1,885	8,387	1,851	—	42,699
Equity	$1,513,585	53,799	41,622	205,772	133,471	264,690	164,295	(94,596)	2,282,638
For the nine months ended September 30, 2024:
Revenues	$2,385,392	331,837	151,787	2,096,709	960,970	1,241,432	481,600	(3,917)	7,645,810
Directly related cost of transportation and other expenses[1]	$1,270,981	199,710	88,077	1,702,401	757,167	796,205	353,839	(1,728)	5,166,652
Salaries and related costs	$717,420	59,371	27,531	113,387	76,641	241,388	54,163	—	1,289,901
Other operating expenses[2]	$55,415	43,313	22,389	111,201	58,662	122,330	37,936	(2,208)	449,038
Operating income	$341,576	29,443	13,790	169,720	68,500	81,509	35,662	19	740,219
Identifiable assets at period end	$2,611,417	192,370	108,985	727,724	376,283	863,840	319,627	(29,329)	5,170,917
Capital expenditures	$17,775	2,172	383	933	2,938	4,860	1,354	—	30,415
Depreciation and amortization	$27,087	1,601	846	3,965	1,469	8,573	2,373	—	45,914
Equity	$1,628,893	35,825	42,670	221,519	124,387	182,515	164,665	(41,304)	2,359,170

1 Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Other operating expenses totals rent and occupancy, depreciation and amortization, selling and promotion and other as shown in the consolidated statements of earnings.

4-November-2025	Expeditors International of Washington, Inc.	Page 8 of 8